Exhibit 99.1

Plains All American Reports Third-Quarter 2025 Results and
Announces Closing of Acquisitions Totaling 100% Equity Interest in EPIC

Houston, TX – November 5, 2025 – Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported third-quarter 2025 results and provided the following highlights and recent developments:

Third-Quarter Results and Highlights
•Reported net income attributable to PAA of $441 million and net cash provided by operating activities of $817 million.
•Delivered solid Adjusted EBITDA attributable to PAA of $669 million.
•Exited the quarter with 3.3x leverage ratio, toward the low-end of our target range of 3.25x - 3.75x.
•In September, Plains successfully raised $1.25 billion in aggregate senior unsecured notes with proceeds allocated toward redeeming senior notes maturing in October 2025 and to partially fund recently announced acquisitions.

Recent Developments

•On October 31st, Plains completed the previously announced acquisition of a 55% equity interest in EPIC Crude Holdings, LP (“EPIC”), the entity that owns and operates the EPIC Crude Oil Pipeline (the “EPIC Pipeline”), from subsidiaries of Diamondback Energy, Inc. and Kinetik Holdings Inc.

•Effective November 1st, Plains completed the acquisition of the remaining 45% operated equity interest in EPIC, from a portfolio company of Ares Private Equity funds for a purchase price of approximately $1.33 billion, inclusive of approximately $500 million of debt. Additionally, Plains has agreed to a potential earnout payment of up to $157 million tied to certain expansions of the pipeline system by 2028. This transaction, along with the transaction described above, results in PAA owning a 100% equity interest in EPIC.

•The acquisition of the remaining 45% interest in EPIC allows us to accelerate and increase synergy capture on the full system, including meaningful 2026 cost savings. We expect solid mid-teens returns with a 2026 EBITDA multiple of ~10x, improving significantly over the next few years. Going forward we intend to rename the system Cactus III, reflecting integration with our existing Cactus long-haul systems that we have operated for years.

•Expect leverage ratio toward the midpoint of the target range (~3.5x) post announced acquisitions and upon closing our previously announced NGL divestiture (expected by the end of the first quarter 2026).

•Forecasting full-year 2025 Adjusted EBITDA attributable to Plains to be in the range of $2.84 to $2.89 billion, which includes approximately $40 million of contribution from our acquisition of EPIC.

“We have made significant progress in our journey of becoming the premier crude oil midstream provider. The pending divestiture of our NGL business, acquisition of EPIC, and streamlining efforts across the broader organization will provide tailwinds for the business despite near term macro volatility. We remain committed to our capital allocation framework and returning cash to unitholders. Our approximately 9.5% distribution yield is well supported with distribution coverage and offers an attractive opportunity to participate in energy markets where we expect improving oil market fundamentals” said Willie Chiang, Chairman, CEO, and President.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Financial Reporting Considerations for Pending Sale of Canadian NGL Business
On June 17, 2025, we entered into a definitive agreement to sell substantially all of our NGL business in Canada (the “Canadian NGL Business”) to Keyera Corp. This transaction is expected to close in the first quarter of 2026 and is subject to the satisfaction or waiver of customary closing conditions, including receipt of regulatory approvals. While we will divest the Canadian NGL Business as part of the transaction, we will retain substantially all NGL assets in the United States and will also retain all crude oil assets in Canada.

We have determined that the operations of the Canadian NGL Business meet the criteria for classification as held for sale and for discontinued operations reporting and have applied these changes retrospectively to all periods presented. Results throughout this release specify if they are presented from continuing operations (which exclude the results of the Canadian NGL Business) and/or discontinued operations.

Plains All American Pipeline
Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
GAAP Results (1)	2025	2024	Change	2025	2024	Change
Net income attributable to PAA (2)	$441	$220	100%	$1,093	$736	49%
Diluted net income per common unit	$0.55	$0.22	150%	$1.25	$0.77	62%
Diluted weighted average common units outstanding	704	702	—%	704	702	—%
Net cash provided by operating activities	$817	$692	18%	$2,150	$1,763	22%
Distribution per common unit declared for the period	$0.3800	$0.3175	20%	$1.1400	$0.9525	20%

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Non-GAAP Results (1) (3)	2025	2024	Change	2025	2024	Change
Adjusted net income attributable to PAA (2)	$332	$320	4%	$1,018	$962	6%
Diluted adjusted net income per common unit	$0.39	$0.37	5%	$1.14	$1.09	5%
Adjusted EBITDA	$806	$805	—%	$2,499	$2,459	2%
Adjusted EBITDA attributable to PAA (2)	$669	$659	2%	$2,095	$2,051	2%
Implied DCF per common unit and common unit equivalent	$0.61	$0.61	—%	$1.93	$1.86	4%
Adjusted Free Cash Flow (4)	$303	$401	(24)%	$344	$882	(61)%
Adjusted Free Cash Flow after Distributions (4)	$(18)	$114	(116)%	$(629)	$24	**
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) (4)	$226	$357	(37)%	$401	$1,039	(61)%
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) (4)	$(95)	$70	**	$(572)	$181	**

** Indicates that variance as a percentage is not meaningful.
(1)Includes results from continuing operations and discontinued operations for all periods presented. See the tables attached hereto for additional information.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC (the “Permian JV”), Cactus II Pipeline LLC and Red River Pipeline LLC joint ventures.
(3)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(4)The nine months ended September 30, 2025 includes the impact of a net cash outflow of $865 million for bolt-on acquisitions.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Disaggregation of Adjusted EBITDA by Product (1) (2) (unaudited)
(in millions)

	Adjusted EBITDA from Crude Oil	Adjusted EBITDA from NGL
Three Months Ended September 30, 2025	$593	$70
Three Months Ended September 30, 2024	$577	$73
Percentage change versus 2024 period	3%	(4)%

	Adjusted EBITDA from Crude Oil	Adjusted EBITDA from NGL
Nine Months Ended September 30, 2025	$1,733	$346
Nine Months Ended September 30, 2024	$1,707	$326
Percentage change versus 2024 period	2%	6%

** Indicates that variance as a percentage is not meaningful.
(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.

Third-quarter 2025 Adjusted EBITDA from Crude Oil increased 3% versus comparable 2024 results. Favorable results in the 2025 period from (i) contributions from recently completed bolt-on acquisitions, (ii) higher volumes on our pipelines and (iii) tariff escalations were offset by the impact of (iv) certain Permian long-haul pipeline contract rate resets and (v) lower commodity prices.

Third-quarter 2025 Adjusted EBITDA from NGL decreased 4% versus comparable 2024 results primarily due to lower sales volumes.

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call and Webcast Instructions
PAA and PAGP will hold a joint conference call at 9:00 a.m. CT on Wednesday, November 5, 2025 to discuss third-quarter performance and related items.

To access the internet webcast, please go to https://edge.media-server.com/mmc/p/6uxwghj4/

Alternatively, the webcast can be accessed on our website at https://ir.plains.com/news-events/events-presentations. Following the live webcast, an audio replay will be available on our website and will be accessible for a period of 365 days. Slides will be posted prior to the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. The primary additional measures used by management are Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied Distributable Cash Flow (“DCF”), Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income, and Adjusted Free Cash Flow, Adjusted Free Cash Flow after Distributions and certain other non-GAAP financial liquidity measures are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Condensed Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit the Investor Relations section of our website at www.plains.com (navigate to the “Financials” tab, then click on “Quarterly Results”), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.
Non-GAAP Financial Performance Measures
Adjusted EBITDA is defined as earnings from continuing operations and discontinued operations before (i) interest expense, (ii) income tax (expense)/benefit from continuing operations and discontinued operations, (iii) depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, of unconsolidated entities) from continuing operations and discontinued operations, (iv) gains and losses on asset sales, asset impairments and other, net from continuing operations and discontinued operations, (v) gains on investments in unconsolidated entities, net and (vi) interest income on promissory notes by and among certain Plains entities, and (vii) adjusted for certain selected items impacting comparability. Adjusted EBITDA attributable to PAA excludes the portion of Adjusted EBITDA that is attributable to noncontrolling interests. Adjusted EBITDA disaggregated by product (e.g., Adjusted EBITDA from Crude Oil and Adjusted EBITDA from NGL) exclude amounts related to Other income/(expense).
Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP financial performance measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are either related to investing activities (such as the purchase of linefill) or purchases of long-term inventory, and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our operating results and/or (v) other items that we believe should be excluded in understanding our operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Condensed Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.
Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Non-GAAP Financial Liquidity Measures
Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Adjusted Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Provided by/(Used in) Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and related party notes and the impact from the purchase and sale of linefill, net of proceeds from the sales of assets and further impacted by distributions to and contributions from noncontrolling interests and proceeds from the issuance of related party notes. Adjusted Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions.
We also present these measures and additional non-GAAP financial liquidity measures as they are measures that investors have indicated are useful. We present Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) for use in assessing our underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is defined as Adjusted Free Cash Flow excluding the impact of “Changes in assets and liabilities, net of acquisitions” on our Condensed Consolidated Statements of Cash Flows. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities).

Non-GAAP Financial Measures and Discontinued Operations
Management believes that the presentation of certain Non-GAAP financial performance measures, such as Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF, Adjusted Net Income attributable to PAA, Adjusted Net Income per Common Unit, Adjusted EBITDA from Crude Oil and Adjusted EBITDA from NGL, and certain Non-GAAP financial liquidity measures, such as Adjusted Free Cash Flow and Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities), on a consolidated basis (e.g., the aggregate of continuing operations and discontinued operations) provides more relevant and useful information regarding our performance and results of operations than presenting such metrics only on a continuing operations or discontinued operations basis. In addition, as the potential sale of the Canadian NGL Business is not anticipated to close until the first quarter of 2026, management continues to view the Canadian NGL Business as a component of our overall company performance and ability to fund distributions to our unitholders in the near term.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUES	$11,578	$12,456	$33,698	$36,854

COSTS AND EXPENSES
Purchases and related costs	10,585	11,540	30,862	34,086
Field operating costs	288	408	873	962
General and administrative expenses	83	86	251	246
Depreciation and amortization	230	226	696	675
(Gains)/losses on asset sales, net	(92)	—	(64)	2
Total costs and expenses	11,094	12,260	32,618	35,971

OPERATING INCOME	484	196	1,080	883

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	96	97	292	298
Gain on investments in unconsolidated entities, net	—	—	31	—
Interest expense, net (1)	(135)	(113)	(395)	(318)
Other income, net (1)	14	26	70	45

INCOME FROM CONTINUING OPERATIONS BEFORE TAX	459	206	1,078	908
Current income tax expense from continuing operations	(5)	(4)	(11)	(72)
Deferred income tax (expense)/benefit from continuing operations	(1)	(4)	(6)	1
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	453	198	1,061	837

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	76	114	281	156

NET INCOME	529	312	1,342	993
Net income attributable to noncontrolling interests	(88)	(92)	(249)	(257)
NET INCOME ATTRIBUTABLE TO PAA	$441	$220	$1,093	$736

NET INCOME PER COMMON UNIT:
Net income allocated to common unitholders — Basic and Diluted:
Continuing operations	$311	$43	$599	$384
Discontinued operations	76	114	281	156
Net income allocated to common unitholders — Basic and Diluted	$387	$157	$880	$540

Basic and diluted weighted average common units outstanding	704	702	704	702

Basic and diluted net income per common unit:
Continuing operations	$0.44	$0.06	$0.85	$0.55
Discontinued operations	$0.11	$0.16	$0.40	$0.22
Basic and diluted net income per common unit	$0.55	$0.22	$1.25	$0.77

(1)Certain Plains entities have issued promissory notes by and among such entities to facilitate financing. “Interest expense, net” and “Other income, net” each include $23 million and $65 million for the three and nine months ended September 30, 2025, respectively, and $16 million and $31 million for the three and nine months ended September 30, 2024, respectively, related to interest on such related party promissory notes. These amounts offset and do not impact Net Income or Non-GAAP metrics such as Adjusted EBITDA, Implied DCF and Adjusted Free Cash Flow.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current assets (including cash and cash equivalents of $1,180 and $348, respectively) (1)	$5,583	$4,802
Property and equipment, net	14,143	13,446
Investments in unconsolidated entities	2,873	2,811
Intangible assets, net	1,570	1,677
Linefill	933	904
Long-term operating lease right-of-use assets, net	184	189
Long-term inventory	227	242
Long-term assets of discontinued operations	2,479	2,349
Other long-term assets, net	109	142
Total assets	$28,101	$26,562

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities (2)	$5,365	$4,950
Senior notes, net	8,371	7,141
Other long-term debt, net	68	70
Long-term operating lease liabilities	188	192
Long-term liabilities of discontinued operations	597	576
Other long-term liabilities and deferred credits	523	537
Total liabilities	15,112	13,466

Partners’ capital excluding noncontrolling interests	9,763	9,813
Noncontrolling interests	3,226	3,283
Total partners’ capital	12,989	13,096
Total liabilities and partners’ capital	$28,101	$26,562

(1)Cash on hand at September 30, 2025 was utilized to redeem senior notes on October 3, 2025. Includes current assets of discontinued operations of $434 million and $415 million as of September 30, 2025 and December 31, 2024, respectively.
(2)Includes current liabilities of discontinued operations of $283 million and $350 million as of September 30, 2025 and December 31, 2024, respectively.

DEBT CAPITALIZATION RATIOS (1)
(in millions, except percentages)

	September 30, 2025	December 31, 2024
Short-term debt	$1,011	$408
Long-term debt	8,441	7,213
Total debt	$9,452	$7,621

Long-term debt	$8,441	$7,213
Partners’ capital excluding noncontrolling interests	9,763	9,813
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$18,204	$17,026
Total book capitalization, including short-term debt	$19,215	$17,434

Long-term debt-to-total book capitalization	46%	42%
Total debt-to-total book capitalization, including short-term debt	49%	44%

(1)Includes results from continuing operations and discontinued operations for all periods presented.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER COMMON UNIT
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic and Diluted Net Income per Common Unit

Continuing Operations:
Income from continuing operations, net of tax	$453	$198	$1,061	$837
Net income attributable to noncontrolling interests	(88)	(92)	(249)	(257)
Net income from continuing operations attributable to PAA	$365	$106	$812	$580
Distributions to Series A preferred unitholders	(36)	(44)	(110)	(131)
Distributions to Series B preferred unitholders	(18)	(19)	(53)	(59)
Amounts allocated to participating securities	(1)	(1)	(10)	(9)
Impact from repurchase of Series A preferred units (1)	—	—	(43)	—
Other	1	1	3	3
Net income from continuing operations allocated to common unitholders - Basic and Diluted (2)	$311	$43	$599	$384

Discontinued Operations:
Net income from discontinued operations allocated to common unitholders - Basic and Diluted (3)	$76	$114	$281	$156

Net income allocated to common unitholders — Basic and Diluted	$387	$157	$880	$540

Basic and diluted weighted average common units outstanding (4) (5)	704	702	704	702

Basic and diluted net income per common unit:
Continuing operations	$0.44	$0.06	$0.85	$0.55
Discontinued operations	$0.11	$0.16	$0.40	$0.22
Basic and diluted net income per common unit	$0.55	$0.22	$1.25	$0.77

(1)We repurchased approximately 12.7 million Series A preferred units on January 31, 2025. The difference between the cash we paid for the repurchase of such units and their carrying value on our balance sheet is considered a return to Series A preferred unitholders for the calculation of net income allocated to common unitholders.
(2)We calculate net income from continuing operations allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(3)Net income from discontinued operations allocated to common unitholders is Income from discontinued operations, net of tax as presented on our Condensed Consolidated Statements of Operations.
(4)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit for each of the three and nine months ended September 30, 2025 and 2024 as the effect was antidilutive.
(5)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered potentially dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,342	$993
Reconciliation of net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(281)	(156)
Depreciation and amortization	696	675
(Gains)/losses on asset sales, net	(64)	2
Deferred income tax expense/(benefit)	6	(1)
(Gain)/loss on foreign currency revaluation	19	(12)
Settlement of terminated interest rate hedging instruments	7	57
Equity earnings in unconsolidated entities	(292)	(298)
Distributions on earnings from unconsolidated entities	369	383
Gain on investments in unconsolidated entities, net	(31)	—
Other	47	52
Changes in assets and liabilities, net of acquisitions	18	(98)
Cash provided by operating activities - continuing operations	1,836	1,597
Cash provided by operating activities - discontinued operations	314	166
Net cash provided by operating activities	2,150	1,763

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used in investing activities - continuing operations	(1,680)	(1,131)
Cash used in investing activities - discontinued operations	(151)	(109)
Net cash used in investing activities (1) (2)	(1,831)	(1,240)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by/(used in) financing activities (1)	500	(330)

Effect of translation adjustment - continuing operations	13	(7)
Effect of translation adjustment - discontinued operations	—	4

Net increase in cash and cash equivalents and restricted cash	832	190

Cash and cash equivalents and restricted cash, beginning of period	348	450
Cash and cash equivalents and restricted cash, end of period	$1,180	$640

(1)     Certain Plains entities have issued promissory notes by and among such entities to facilitate financing. For the nine months ended September 30, 2025 and 2024, “Net cash used in investing activities” includes a cash outflow of approximately $330 million and $629 million, respectively, associated with our investment in related party notes. An equal and offsetting cash inflow associated with our issuance of related party notes is included in “Net cash provided by/(used in) financing activities.”
(2)     The 2025 period includes a net cash outflow of $865 million for bolt-on acquisitions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CAPITAL EXPENDITURES (1)
(in millions)

	Net to PAA (2)				Consolidated
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024	2025	2024	2025	2024
Investment capital expenditures:
Crude Oil	$98	$51	$312	$158	$124	$73	$404	$221
NGL (3)	21	37	89	74	21	37	89	74
Total Investment capital expenditures	119	88	401	232	145	110	493	295
Total Maintenance capital expenditures (4)	52	65	149	174	56	69	161	188
Total Investment and Maintenance capital expenditures	$171	$153	$550	$406	$201	$179	$654	$483

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)Excludes expenditures attributable to noncontrolling interests.
(3)See the “Discontinued Operations Detail” section for amounts attributable to discontinued operations.
(4)See the “Selected Financial Data by NGL” section for amounts attributable to discontinued operations.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
(in millions, except per unit and ratio data)

Computation of Basic and Diluted Adjusted Net Income Per Common Unit (1) (2) :

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic and Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$441	$220	$1,093	$736
Selected items impacting comparability - Adjusted net income attributable to PAA (3)	(109)	100	(75)	226
Adjusted net income attributable to PAA	$332	$320	$1,018	$962
Distributions to Series A preferred unitholders	(36)	(44)	(110)	(131)
Distributions to Series B preferred unitholders	(18)	(19)	(53)	(59)
Amounts allocated to participating securities	(1)	(1)	(10)	(10)
Impact from repurchase of Series A preferred units (4)	—	—	(43)	—
Other	1	1	3	3
Adjusted net income allocated to common unitholders	$278	$257	$805	$765

Basic and diluted weighted average common units outstanding (5) (6)	704	702	704	702

Basic and diluted adjusted net income per common unit	$0.39	$0.37	$1.14	$1.09

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)Includes results from continuing operations and discontinued operations for all periods presented.
(3)See the “Selected Items Impacting Comparability” table for additional information.
(4)We repurchased approximately 12.7 million Series A preferred units on January 31, 2025. The difference between the cash we paid for the repurchase of such units and their carrying value on our balance sheet is considered a return to Series A preferred unitholders for the calculation of adjusted net income allocated to common unitholders.
(5)The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income per common unit for each of the three and nine months ended September 30, 2025 and 2024 as the effect was antidilutive.
(6)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered potentially dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

Net Income Per Common Unit to Adjusted Net Income Per Common Unit Reconciliation (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic and diluted net income per common unit	$0.55	$0.22	$1.25	$0.77
Selected items impacting comparability per common unit (2)	(0.16)	0.15	(0.11)	0.32
Basic and diluted adjusted net income per common unit	$0.39	$0.37	$1.14	$1.09

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (1)	$529	$312	$1,342	$993
Interest expense, net of certain items (2)	112	97	330	287
Income tax expense from continuing operations	6	8	17	71
Income tax expense from discontinued operations	27	37	96	51
Depreciation and amortization from continuing operations	230	226	696	675
Depreciation and amortization from discontinued operations	—	31	57	94
(Gains)/losses on asset sales, net from continuing operations	(92)	—	(64)	2
(Gains)/losses on asset sales, net from discontinued operations	2	1	15	(1)
Gain on investments in unconsolidated entities, net	—	—	(31)	—
Depreciation and amortization of unconsolidated entities (3)	21	22	62	59
Selected items impacting comparability - Adjusted EBITDA (1) (4)	(29)	71	(21)	228
Adjusted EBITDA (1)	$806	$805	$2,499	$2,459
Adjusted EBITDA attributable to noncontrolling interests	(137)	(146)	(404)	(408)
Adjusted EBITDA attributable to PAA (1)	$669	$659	$2,095	$2,051

Adjusted EBITDA (1)	$806	$805	$2,499	$2,459
Interest expense, net of certain non-cash and other items (5)	(109)	(94)	(320)	(274)
Maintenance capital from continuing operations	(36)	(50)	(112)	(140)
Maintenance capital from discontinued operations	(20)	(19)	(49)	(48)
Investment capital of noncontrolling interests (6)	(25)	(21)	(89)	(62)
Current income tax expense from continuing operations	(5)	(4)	(11)	(72)
Current income tax expense from discontinued operations	(7)	(16)	(61)	(71)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (7)	(9)	4	10	11
Distributions to noncontrolling interests (8)	(110)	(113)	(339)	(310)
Implied DCF (1)	$485	$492	$1,528	$1,493
Preferred unit distributions paid (8)	(54)	(64)	(171)	(190)
Implied DCF Available to Common Unitholders (1)	$431	$428	$1,357	$1,303

Weighted Average Common Units Outstanding	704	702	704	702
Weighted Average Common Units and Common Unit Equivalents	762	773	764	773
Implied DCF per Common Unit (1) (9)	$0.61	$0.61	$1.93	$1.86
Implied DCF per Common Unit and Common Unit Equivalent (1) (10)	$0.61	$0.61	$1.93	$1.86
Cash Distribution Paid per Common Unit	$0.3800	$0.3175	$1.1400	$0.9525
Common Unit Cash Distributions (8)	$267	$223	$802	$668
Common Unit Distribution Coverage Ratio (1)	1.61x	1.92x	1.69x	1.95x
Implied DCF Excess (1)	$164	$205	$555	$635

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)Represents “Interest expense, net” as reported on our Condensed Consolidated Statements of Operations, net of interest income associated with promissory notes by and among certain Plains entities.
(3)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects and impairments) of unconsolidated entities.
(4)See the “Selected Items Impacting Comparability” table for additional information.
(5)Amount excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps and is net of interest income associated with promissory notes by and among certain Plains entities.
(6)Investment capital expenditures attributable to noncontrolling interests that reduce Implied DCF available to PAA common unitholders.
(7)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, and selected items impacting comparability of unconsolidated entities).
(8)Cash distributions paid during the period presented.
(9)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(10)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliation (1):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic net income per common unit	$0.55	$0.22	$1.25	$0.77
Reconciling items per common unit (2) (3)	0.06	0.39	0.68	1.09
Implied DCF per common unit	$0.61	$0.61	$1.93	$1.86

Basic net income per common unit	$0.55	$0.22	$1.25	$0.77
Reconciling items per common unit and common unit equivalent (2) (4)	0.06	0.39	0.68	1.09
Implied DCF per common unit and common unit equivalent	$0.61	$0.61	$1.93	$1.86

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(3)Based on weighted average common units outstanding for the periods of 704 million, 702 million, 704 million and 702 million, respectively.
(4)Based on weighted average common units outstanding for the periods, as well as weighted average Series A preferred units outstanding of 58 million, 71 million, 60 million and 71 million for the periods presented, respectively.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Cash Provided by Operating Activities to Non-GAAP Financial Liquidity Measures Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities (1)	$817	$692	$2,150	$1,763
Adjustments to reconcile Net cash provided by operating activities to Adjusted Free Cash Flow:
Net cash used in investing activities (1) (2) (3)	(409)	(823)	(1,831)	(1,240)
Cash contributions from noncontrolling interests	5	16	34	40
Cash distributions paid to noncontrolling interests (4)	(110)	(113)	(339)	(310)
Proceeds from the issuance of related party notes (2)	—	629	330	629
Adjusted Free Cash Flow (1) (5)	$303	$401	$344	$882
Cash distributions (6)	(321)	(287)	(973)	(858)
Adjusted Free Cash Flow after Distributions (1) (5) (7)	$(18)	$114	$(629)	$24

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted Free Cash Flow (1) (5)	$303	$401	$344	$882
Changes in assets and liabilities, net of acquisitions (1) (8)	(77)	(44)	57	157
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) (1) (9)	$226	$357	$401	$1,039
Cash distributions (6)	(321)	(287)	(973)	(858)
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) (1) (9)	$(95)	$70	$(572)	$181

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)Certain Plains entities have issued promissory notes by and among such entities to facilitate financing. “Proceeds from the issuance of related party notes” has an equal and offsetting cash outflow associated with our investment in related party notes, which is included as a component of “Net cash used in investing activities.”
(3)The nine months ended September 30, 2025 includes a net cash outflow of $865 million for bolt-on acquisitions.
(4)Cash distributions paid during the period presented.
(5)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Adjusted Free Cash Flow after Distributions shortages, if any, may be funded from previously established reserves, cash on hand or from borrowings under our credit facilities or commercial paper program.
(6)Cash distributions paid to preferred and common unitholders during the period.
(7)Excess Adjusted Free Cash Flow after Distributions is retained to establish reserves for future distributions, capital expenditures, debt reduction and other partnership purposes. Adjusted Free Cash Flow after Distributions shortages may be funded from previously established reserves, cash on hand or from borrowings under our credit facilities or commercial paper program.
(8)See the “Condensed Consolidated Cash Flow Data” table.
(9)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) and Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) to assess the underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Selected Items Impacting Comparability: (1) (2)
Derivative activities and inventory valuation adjustments (3)	$48	$105	$75	$(78)
Long-term inventory costing adjustments (4)	(14)	(31)	(30)	(8)
Deficiencies under minimum volume commitments, net (5)	6	(15)	21	(10)
Rail fleet amortization expense related to discontinued operations (6)	10	—	10	—
Equity-indexed compensation expense (7)	(10)	(9)	(28)	(28)
Foreign currency revaluation (8)	(11)	(1)	(20)	16
Line 901 incident (9)	—	(120)	—	(120)
Transaction-related expenses (10)	—	—	(7)	—
Selected items impacting comparability - Adjusted EBITDA	$29	$(71)	$21	$(228)
Gain on investments in unconsolidated entities, net	—	—	31	—
Gains/(losses) on asset sales, net	90	(1)	49	(1)
Tax effect on selected items impacting comparability	(7)	(28)	(20)	9
Aggregate selected items impacting noncontrolling interests	(3)	—	(6)	(6)
Selected items impacting comparability - Adjusted net income attributable to PAA	$109	$(100)	$75	$(226)

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” and “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional details on how these selected items impacting comparability affect such measures.
(2)Includes results from continuing operations and discontinued operations for all periods presented.
(3)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to (i) investing activities, such as the purchase of linefill, and (ii) purchases of long-term inventory. We also exclude the impact of corresponding inventory valuation adjustments, as applicable.
(4)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(5)We, and certain of our equity method investees, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(6)Depreciation and amortization on the long-lived assets of the Canadian NGL Business disposal group ceased upon meeting the criteria to be classified as assets held for sale. Management believes that the presentation of Adjusted EBITDA and Implied DCF on a consolidated basis (e.g., the aggregate of continuing operations and discontinued operations) provides more relevant and useful information regarding our performance and results of operations than presenting such metrics only on a continuing operations or discontinued operations basis. We therefore include an adjustment for the impact of amortization of the rail fleet associated with the Canadian NGL Business.
(7)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(8)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. The associated gains and losses are not integral to our results and were thus classified as a selected item impacting comparability.
(9)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.
(10)Primarily related to acquisitions completed during the first nine months of 2025.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY CRUDE OIL
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues (1)	$11,559	$12,444	$33,620	$36,761
Purchases and related costs (1)	(10,572)	(11,529)	(30,802)	(34,014)
Field operating costs (2)	(281)	(400)	(853)	(938)
Segment general and administrative expenses (2) (3)	(74)	(78)	(229)	(223)
Equity earnings in unconsolidated entities	96	97	292	298

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	21	22	62	59
Derivative activities and inventory valuation adjustments	(30)	(13)	(2)	20
Long-term inventory costing adjustments	10	34	27	10
Deficiencies under minimum volume commitments, net	(6)	15	(21)	10
Equity-indexed compensation expense	10	9	28	28
Foreign currency revaluation	(3)	2	6	(18)
Line 901 incident	—	120	—	120
Transaction-related expenses	—	—	7	—
Segment amounts attributable to noncontrolling interests (5)	(137)	(146)	(402)	(406)
Crude Oil Segment Adjusted EBITDA / Adjusted EBITDA from Crude Oil	$593	$577	$1,733	$1,707

Crude Oil maintenance capital expenditures	$36	$48	$110	$135

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV, Cactus II Pipeline LLC and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY NGL
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues (1)	$24	$20	$92	$106
Purchases and related costs (1)	(18)	(19)	(74)	(85)
Field operating costs (2)	(7)	(8)	(20)	(24)
Segment general and administrative expenses (2) (3)	(9)	(8)	(22)	(23)
NGL Segment Adjusted EBITDA (4)	$(10)	$(15)	$(24)	$(26)
Adjusted EBITDA from NGL Discontinued Operations (5)	80	88	370	352
Adjusted EBITDA from NGL	$70	$73	$346	$326

Maintenance capital expenditures from NGL continuing operations	$—	$2	$2	$5
Maintenance capital expenditures from NGL discontinued operations	20	19	49	48
NGL maintenance capital expenditures	$20	$21	$51	$53

(1)Includes intersegment amounts.
(2)Field operating costs and segment general and administrative expenses include certain costs that are part of the overhead of continuing operations, including information technology, insurance and other shared services costs.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Includes results from continuing operations and excludes amounts related to discontinued operations for all periods presented.
(5)See the “Reconciliation of Adjusted EBITDA from NGL Discontinued Operations” table for a reconciliation to the most directly comparable measure as reported in accordance with GAAP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

DISCONTINUED OPERATIONS DETAIL
(in millions)

Components of Income from Discontinued Operations, Net of Tax:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$176	$287	$920	$817
Cost and Expenses:
Purchases and related costs	(7)	17	245	247
Field operating costs	68	75	190	229
General and administrative expenses	10	12	36	41
Depreciation and amortization	—	31	57	94
(Gains)/losses on asset sales, net	2	1	15	(1)
Total costs and expenses	73	136	543	610
Income from discontinued operations before tax	103	151	377	207
Current income tax expense	(7)	(16)	(61)	(71)
Deferred income tax (expense)/benefit	(20)	(21)	(35)	20
Income from discontinued operations, net of tax	$76	$114	$281	$156

Reconciliation of Adjusted EBITDA from NGL Discontinued Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Income from discontinued operations, net of tax	$76	$114	$281	$156
Income tax expense from discontinued operations	27	37	96	51
Depreciation and amortization from discontinued operations	—	31	57	94
(Gains)/losses on asset sales, net from discontinued operations	2	1	15	(1)
Adjustments attributable to discontinued operations (1):
Derivative activities and inventory valuation adjustments	(18)	(92)	(73)	58
Long-term inventory costing adjustments	4	(3)	3	(2)
Rail fleet amortization expense related to discontinued operations	(10)	—	(10)	—
Foreign currency revaluation	(1)	—	1	(4)
Adjusted EBITDA from NGL Discontinued Operations	$80	$88	$370	$352

(1)See the “Selected Items Impacting Comparability” table for additional information.

Investment Capital from NGL Discontinued Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NGL investment capital expenditures from discontinued operations	$21	$37	$89	$74
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Crude Oil Volumes
Crude oil pipeline tariff (by region)
Permian Basin (2)	7,490	6,944	7,196	6,692
South Texas / Eagle Ford (2)	538	416	524	396
Mid-Continent (2)	564	532	506	516
Gulf Coast (2)	227	232	220	219
Rocky Mountain (2)	449	443	484	479
Western	283	261	273	255
Canada	332	338	342	345
Total crude oil pipeline tariff (2)	9,883	9,166	9,545	8,902

NGL Volumes (3)
NGL fractionation	131	131	146	129
NGL pipeline tariff	211	195	223	210
Propane and butane sales	48	59	52	80

(1)Average volumes in thousands of barrels per day calculated as the total volumes (attributable to our interest for assets owned by unconsolidated entities or through undivided joint interests) for the period divided by the number of days in the period. Volumes associated with assets acquired during the period represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
(3)Includes volumes from assets associated with continuing operations and discontinued operations.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SUPPLEMENTAL NON-GAAP RECONCILIATIONS
(in millions)

Supplemental Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Crude Oil Segment Adjusted EBITDA	$593	$577	$1,733	$1,707
NGL Segment Adjusted EBITDA	(10)	(15)	(24)	(26)
Adjusted EBITDA from NGL Discontinued Operations (1)	80	88	370	352
Adjusted other income, net (2)	6	9	16	18
Adjusted EBITDA attributable to PAA (3)	$669	$659	$2,095	$2,051

(1)See the “Reconciliation of Adjusted EBITDA from NGL Discontinued Operations Reconciliation” table for a reconciliation to the most directly comparable measure as reported in accordance with GAAP.
(2)Represents “Other income, net” as reported on our Condensed Consolidated Statements of Operations, excluding interest income on promissory notes by and among certain Plains entities, as well as other income, net attributable to noncontrolling interests, adjusted for selected items impacting comparability. See the “Selected Items Impacting Comparability” table for additional information.
(3)See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for reconciliation to Net Income.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$11,578	$—	$11,578	$12,456	$—	$12,456
COSTS AND EXPENSES
Purchases and related costs	10,585	—	10,585	11,540	—	11,540
Field operating costs	288	—	288	408	—	408
General and administrative expenses	83	1	84	86	1	87
Depreciation and amortization	230	—	230	226	—	226
(Gains)/losses on asset sales, net	(92)	—	(92)	—	—	—
Total costs and expenses	11,094	1	11,095	12,260	1	12,261

OPERATING INCOME	484	(1)	483	196	(1)	195

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	96	—	96	97	—	97
Interest expense, net	(135)	23	(112)	(113)	16	(97)
Other income/(expense), net	14	(23)	(9)	26	(16)	10
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	459	(1)	458	206	(1)	205
Current income tax expense from continuing operations	(5)	—	(5)	(4)	—	(4)
Deferred income tax expense from continuing operations	(1)	(24)	(25)	(4)	(10)	(14)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	453	(25)	428	198	(11)	187
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	76	—	76	114	—	114
NET INCOME	529	(25)	504	312	(11)	301
Net income attributable to noncontrolling interests	(88)	(333)	(421)	(92)	(176)	(268)
NET INCOME ATTRIBUTABLE TO PAGP	$441	$(358)	$83	$220	$(187)	$33

Basic net income per Class A share (2):
Continuing operations			$0.31			$0.01
Discontinued operations			$0.11			$0.16
Basic net income per Class A share			$0.42			$0.17

Diluted net income per Class A share (2):
Continuing operations			$0.31			$0.01
Discontinued operations			$0.10			$0.16
Diluted net income per Class A share			$0.41			$0.17

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
(2)See the “Computation of Basic and Diluted Net Income Per Class A Share” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$33,698	$—	$33,698	$36,854	$—	$36,854
COSTS AND EXPENSES
Purchases and related costs	30,862	—	30,862	34,086	—	34,086
Field operating costs	873	—	873	962	—	962
General and administrative expenses	251	4	255	246	5	251
Depreciation and amortization	696	—	696	675	—	675
(Gains)/losses on asset sales, net	(64)	—	(64)	2	—	2
Total costs and expenses	32,618	4	32,622	35,971	5	35,976

OPERATING INCOME	1,080	(4)	1,076	883	(5)	878

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	292	—	292	298	—	298
Gain on investments in unconsolidated entities, net	31	—	31	—	—	—
Interest expense, net	(395)	65	(330)	(318)	31	(287)
Other income, net	70	(65)	5	45	(31)	14
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	1,078	(4)	1,074	908	(5)	903
Current income tax expense from continuing operations	(11)	—	(11)	(72)	—	(72)
Deferred income tax (expense)/benefit from continuing operations	(6)	(59)	(65)	1	(35)	(34)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	1,061	(63)	998	837	(40)	797
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	281	—	281	156	—	156
NET INCOME	1,342	(63)	1,279	993	(40)	953
Net income attributable to noncontrolling interests	(249)	(832)	(1,081)	(257)	(582)	(839)
NET INCOME ATTRIBUTABLE TO PAGP	$1,093	$(895)	$198	$736	$(622)	$114

Basic net income per Class A share (2):
Continuing operations			$0.60			$0.36
Discontinued operations			$0.40			$0.22
Basic net income per Class A share			$1.00			$0.58

Diluted net income per Class A share (2):
Continuing operations			$0.60			$0.36
Discontinued operations			$0.39			$0.22
Diluted net income per Class A share			$0.99			$0.58

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
(2)See the “Computation of Basic and Diluted Net Income Per Class A Share” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	September 30, 2025			December 31, 2024
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets (2)	$5,583	$(6)	$5,577	$4,802	$(26)	$4,776
Property and equipment, net	14,143	—	14,143	13,446	—	13,446
Investments in unconsolidated entities	2,873	—	2,873	2,811	—	2,811
Intangible assets, net	1,570	—	1,570	1,677	—	1,677
Deferred tax asset	—	1,157	1,157	—	1,220	1,220
Linefill	933	—	933	904	—	904
Long-term operating lease right-of-use assets, net	184	—	184	189	—	189
Long-term inventory	227	—	227	242	—	242
Long-term assets of discontinued operations	2,479	—	2,479	2,349	—	2,349
Other long-term assets, net	109	—	109	142	—	142
Total assets	$28,101	$1,151	$29,252	$26,562	$1,194	$27,756

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities (3)	$5,365	$(6)	$5,359	$4,950	$(26)	$4,924
Senior notes, net	8,371	—	8,371	7,141	—	7,141
Other long-term debt, net	68	—	68	70	—	70
Long-term operating lease liabilities	188	—	188	192	—	192
Long-term liabilities of discontinued operations	597	—	597	576	—	576
Other long-term liabilities and deferred credits	523	—	523	537	—	537
Total liabilities	15,112	(6)	15,106	13,466	(26)	13,440

Partners’ capital excluding noncontrolling interests	9,763	(8,418)	1,345	9,813	(8,462)	1,351
Noncontrolling interests	3,226	9,575	12,801	3,283	9,682	12,965
Total partners’ capital	12,989	1,157	14,146	13,096	1,220	14,316
Total liabilities and partners’ capital	$28,101	$1,151	$29,252	$26,562	$1,194	$27,756

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
(2)Includes current assets of discontinued operations of $434 million and $415 million as of September 30, 2025 and December 31, 2024, respectively.
(3)Includes current liabilities of discontinued operations of $283 million and $350 million as of September 30, 2025 and December 31, 2024, respectively.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Basic Net Income per Class A Share
Net income attributable to PAGP from continuing operations	$62	$1	$119	$70

Net income attributable to PAGP from discontinued operations	$21	$32	$79	$44

Basic weighted average Class A shares outstanding	198	197	198	197

Basic Net Income per Class A Share:
Continuing operations	$0.31	$0.01	$0.60	$0.36
Discontinued operations	$0.11	$0.16	$0.40	$0.22
Basic net income per Class A share	$0.42	$0.17	$1.00	$0.58

Diluted Net Income per Class A Share
Net income attributable to PAGP from continuing operations	$62	$1	$119	$70

Net income attributable to PAGP from discontinued operations	$21	$32	$79	$44
Incremental net income attributable to PAGP resulting from assumed exchange of AAP Management Units	3	—	11	—
Net income attributable to PAGP from discontinued operations including incremental net income from assumed exchange of AAP Management Units	$24	$32	$90	$44

Basic weighted average Class A shares outstanding	198	197	198	197
Dilutive shares resulting from assumed exchange of AAP Management Units	35	—	35	—
Diluted weighted average Class A shares outstanding	233	197	233	197

Diluted Net Income per Class A Share:
Continuing operations	$0.31	$0.01	$0.60	$0.36
Discontinued operations	$0.10	$0.16	$0.39	$0.22
Diluted net income per Class A share	$0.41	$0.17	$0.99	$0.58

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:
•risks related to the Canadian NGL Business divestiture (as defined herein), including the risk that the Canadian NGL Business divestiture is not consummated on the terms expected or on the anticipated schedule, or at all, and the effect of the announcement or pendency of the Canadian NGL Business divestiture on our business relationships, operating results, employees, stakeholders and business generally;
•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and supply chain issues, the impact of global public health events, such as pandemics, on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;
•declines in global crude oil demand and/or crude oil prices or other factors that correspondingly lead to a significant reduction of North American crude oil and NGL production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we can earn or the commercial opportunities that might otherwise be available to us;
•fluctuations in refinery capacity and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates, volumes and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•the availability of, and our ability to consummate, acquisitions, divestitures, joint ventures or other strategic opportunities and realize benefits therefrom, including the Canadian NGL Business divestiture and the EPIC acquisition;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses, including the EPIC acquisition;
•environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our or our service providers’ electronic and computer systems;
•weather interference with business operations or project construction, including the impact of extreme weather events or conditions (including hurricanes, floods, wildfires and drought);
•the impact of current and future laws, rulings, legislation, governmental regulations, executive orders, trade policies, trade tariffs, accounting standards and statements, and related interpretations that (i) prohibit, restrict or regulate the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines or (ii) negatively impact our ability to develop, operate or repair midstream assets, or (iii) otherwise negatively impact our business or increase our exposure to risk;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•negative impacts on production levels in the Permian Basin or elsewhere due to issues associated with (or laws, rules or regulations relating to) hydraulic fracturing and related activities (including wastewater injection or disposal), including earthquakes, subsidence, expansion or other issues;
•the pace of development of natural gas or other infrastructure and its impact on expected crude oil production growth in the Permian Basin;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•loss of key personnel and inability to attract and retain new talent;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•the effectiveness of our risk management activities;
•shortages or cost increases of supplies, materials or labor;
•maintenance of our credit ratings and ability to receive open credit from our suppliers and trade counterparties;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital or maintenance expenditures, third-party claims or other factors;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the amplification of other risks caused by volatile or closed financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
•the deferral of current revenue recognition attributable to deficiency payments received from customers who fail to ship or move their minimum contracted volumes;
•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (“NGL”). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles over 9 million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

Contacts:

Blake Fernandez
Vice President, Investor Relations
(866) 809-1291

Ross Hovde
Director, Investor Relations
(866) 809-1291

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291